UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: July 19, 2007

(Date of earliest event reported)

LENOX GROUP INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-11908

Delaware	13-3684956
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One Village Place, 6436 City West Parkway, Eden Prairie, MN 55344

(Address of principal executive offices, including zip code)

(952) 944-5600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.

On July 19, 2007, Lenox Group Inc. and its wholly owned subsidiary, Lenox, Incorporated (collectively, the “Company”), entered into an Asset Purchase Agreement (the “Sale Agreement”) with Lifetime Brands, Inc. (“Buyer”) for the sale of certain assets of the Company’s sterling silver flatware and sterling silver giftware business conducted primarily under the Gorham and Kirk Stieff brand names. Simultaneously with the execution of the Sale Agreement by the parties, the Company closed on this transaction.

The purchase price paid by Buyer was $8,775,000, subject to a post closing adjustment based on the price and quantity of silver transferred at closing. At closing, the Company received an initial payment of $8,525,000 and $250,000 was transferred to an escrow account for a six month period. The Company transferred title to sterling silver finished goods inventory, work in process, raw materials, samples, selective pieces of machinery and equipment, books and records and pattern trademarks and copyrights associated with sterling silver products. In addition, the Company granted a long term exclusive license to Buyer to utilize the Gorham, Kirk Stieff, Whiting and Durgin brands on and in connection with sterling silver products. The Company has retained all rights to utilize these brands on non-sterling silver products.

The parties also entered into a short term transition agreement, which expires on November 30, 2007. Under the terms of this agreement, the Company will provide manufacturing and distribution services to Buyer for a fee. After the termination of this transition agreement, the Company will cease its sterling silver operations at its leased space in Pomona, New Jersey and intends to surrender said space to its landlord by the end of December, 2007.

The foregoing description of the Sale Agreement is not complete and is qualified in its entirety by reference to the Sale Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. There is no relationship between Buyer and the Company or its affiliates, other than in respect of the Sale Agreement.

Item 9.01        Financial Statements and Exhibits.

d)	Exhibits

10.1	Asset Purchase Agreement, by and among Lenox Group Inc., Lenox, Incorporated and Lifetime Brands, Inc., dated July 19, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENOX GROUP INC.

By:	/s/ Timothy J. Schugel
Timothy J. Schugel
Chief Financial Officer

Date:   July 24, 2007

EXHIBIT INDEX

Exhibit Number	Description
10.1	Asset Purchase Agreement, by and among Lenox Group Inc., Lenox, Incorporated and Lifetime Brands, Inc., dated July 19, 2007.